Exhibit 10.1
FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 20, 2010 (but effective as of July 1, 2010) is among SESI, L.L.C., as Borrower, SUPERIOR ENERGY SERVICES, INC., as Parent, JPMORGAN CHASE BANK, N.A., as Agent (the “Agent”), and the Lenders party hereto, who agree as follows:
RECITALS
     A. The Borrower, Parent, Agent and certain of the Lenders have heretofore executed a Second Amended and Restated Credit Agreement dated as of May 29, 2009 (the “Credit Agreement”).
     B. The Borrower has requested modifications of the Credit Agreement in the following respects: (i) increase of the Revolving Loan Commitments from $325,000,000 to $400,000,000 with the option to increase further to $550,000,000; (ii) reduce the Applicable Margins for the Eurodollar Rate and Floating Rate; (iii) extend the Revolving Loan Termination Date from June 14, 2011 to July 20, 2014; (iv) increase the basket of permitted unsecured Funded Indebtedness from $50,000,000 to $75,000,000; (v) delete the Fixed Charge Coverage Ratio and substitute an EBITDA to Interest Expense Ratio; (vi) substitute Wells Fargo Bank, N.A. for JPMorgan Chase Bank, N.A. as the Swing Line Lender; (vii) modify the Adjusted Leverage Ratio; and (viii) refresh the basket for permitted Investments as of the date of this Agreement. The Agent and Lenders are willing to accept the Borrower’s request on the terms and conditions set forth below.
     C. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings defined in the Credit Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings, the parties hereby agree as follows:
ARTICLE 1
AMENDMENTS TO THE CREDIT AGREEMENT
     1.1 Section 1.1 (Definition of Certain Terms Used Herein) of the Credit Agreement is hereby amended but only as to the following definitions added, amended or deleted:
     “AutoBorrow Agreement” means any agreement providing for automatic borrowing services between the Borrower and a Swing Line Lender.
     “EBITDA to Interest Expense Ratio” is defined in Section 6.18.3.
     “Fixed Charge Coverage Ratio” is hereby deleted.

     “Revolving Loan Termination Date” means July 20, 2014 or any earlier date upon which the Aggregate Revolving Loan Commitment is reduced to zero or otherwise terminated pursuant to the terms of Section 2.4; provided, however, if by April 30, 2014, the 6 7/8% Senior Notes have not been either paid in full and terminated or refinanced with maturity dates after July 20, 2014, then the Revolving Loan Termination Date shall be April 30, 2014.
     “Swing Line Lender” means Wells Fargo Bank, N.A., in its capacity as the lender of Swing Line Loans.
     1.2 Section 2.1.1(a) (Making the Revolving Loans) of the Credit Agreement is hereby amended to substitute “$400,000,000” for “$325,000,000.”
     1.3 A new Section 2.1.1(c) is hereby added to the Credit Agreement as follows:
     (c) The Borrower and the Agent, without the consent of any other Lenders, may increase the aggregate of the Revolving Loan Commitments up to the aggregate amount of $150,000,000 (to a total of $550,000,000), by either or both of the following methods: (i) one or more existing Lenders increases its Revolving Loan Commitment and/or (ii) one or more additional banks or other entities issue Revolving Loan Commitments and become parties to and Lenders under this Agreement; provided, that each of the Lenders shall have the first right to increase its Revolving Loan Commitment in an amount equal to its Pro Rata Share of the total increase in the Revolving Loan Commitments; and provided further that any new Lender shall be a state or national commercial bank located in the United States or a bank organized under a jurisdiction other than the United States but having a branch or agency within the United States and not an Affiliate of Parent, Borrower or any Subsidiary. No Lender shall be required to increase its Revolving Loan Commitment. In the event of either or both of (i) and (ii) above, the Agent shall amend and restate Schedule 1 hereto to reflect the revised Revolving Loan Commitments of all Lenders and their adjusted Pro Rata Shares; the Agent shall promptly distribute the revised Schedule 1 to the Borrower and to all Lenders. Any additional Lenders shall become a party to this Agreement by delivering to the Agent an executed signature page of this Agreement. The Borrower shall execute and deliver new Revolving Loan Notes to existing Lenders for the increased amount of their Revolving Loan Commitments and shall deliver new Revolving Loan Notes to new Lenders for the amount of their Revolving Loan Commitments.
     1.4 Sections 2.1.4 (Making the Swing Line Loans) and 2.1.5 (Procedure for Swing Line Borrowing; Refunding of Swing Line Loans) are hereby amended in their entirety to read as follows:
     2.1.4 Making the Swing Line Loan. (a) Subject to the terms and conditions hereof (and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of said AutoBorrow Agreement), the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Loan Commitments prior to the Revolving Loan Termination Date by making swing line loans (“Swing Line

Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed $25,000,000 (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed such amount), (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Commitments would be less than zero, and (iii) the Swing Line Lender confirms with the Agent that all of the conditions to funding in Section 4.2 are then satisfied. During the Revolving Commitment Period, the Borrower may use the Swing Line Loan by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. No Lender shall have any rights or obligations under the AutoBorrow Agreement, but each Lender shall have the obligation to purchase and fund risk participations in the Swing Line Loans and to refinance Swing Line Loans as provided below. Swing Line Loans shall bear interest at the Floating Rate only
     (c) The Borrower shall repay to the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the earlier of the Revolving Loan Termination Date and the first date after such Swing Line Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swing Line Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swing Line Loans then outstanding. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower’s accounts with the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the amount of such Borrowing to the extent amounts received from the Borrower are not sufficient to repay in full such Borrowing.
     (d) Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made, but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day.
     2.1.5 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.
     (a) If the Borrower has entered into an AutoBorrow Agreement with the Swing Line Lender and such agreement is in effect, each Swing Line Borrowing and each prepayment thereof shall be made as provided in such AutoBorrow Agreement. In all other cases, the provisions of Clauses (b) and (c) below shall apply.
     (b) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Agent and the Swing Line Lender irrevocable notice in the manner set forth in Section 2.13 (which notice must be received by the Agent and the Swing Line Lender not later than 2:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day prior to the Revolving Loan Termination Date). Promptly after receipt said notice by the Swing Line Lender, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received said notice, and if not, the Swing Line Lender will provide said notice to the Agent. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent prior to 3:00 P.M. on the date of the proposed Swing Line Loan directing the Swing Line Lender not to make the Swing Line Loan because the Swing Line Loan would exceed the limitations set forth in Section 2.1.4(a) hereof or because all of the conditions to funding in Section 4.2 are not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 P.M. on the proposed Borrowing Date make the Swing Line Loan available to the Borrower by depositing such proceeds in the account of the Borrower with the Swing Line Lender on such Borrowing Date in immediately available funds. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof.
     (c) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day’s notice given by the Swing Line Lender to the Agent no later than 12:00 Noon, New York City time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the Swing Line Lender. Each Lender shall make the amount of such Revolving Loan available to the Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Agent to charge the Borrower’s accounts with the Agent in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swing Line Loans.
     (d) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.1.5(b), one of the events described in Section 7.6 or 7.7 shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.1.5(b), each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.1.5(b), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Agent an amount (the “Swing Line Participation Amount”) equal to (i) such Lender’s Pro Rata Share times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding that were to have been repaid with such Revolving Loans. The Participation Amounts shall immediately be made available by the Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.
     (e) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to the Agent for payment to each Lender, each Lender’s Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Agent for payment to the Swing Line Lender any portion thereof previously distributed to it by the Agent on behalf of the Swing Line Lender.
     (f) Each Lender’s obligation to make the Loans referred to in Section 2.1.5(b) and to purchase participating interests pursuant to Section 2.1.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
     1.5 Section 6.11 (Funded Indebtedness; Rate Management Obligations) of the Credit Agreement is hereby amended as to Clause (a)(viii) only, as follows:
(viii)	Other unsecured Funded Indebtedness not exceeding $75,000,000 in the aggregate principal amount outstanding at any time.
     1.6 Section 6.18.2 (Maximum Adjusted Leverage Ratio) of the Credit Agreement is hereby amended in its entirety to read as follows:
     6.18.2 Maximum Adjusted Leverage Ratio. The Parent will not permit the ratio (the “Adjusted Leverage Ratio”), determined on a Pro Forma Basis, of (i) Funded Indebtedness, plus Additional Contingent Consideration, plus the present value of all obligations for platform decommissioning, wellbore plug and abandonment, and pipeline decommissioning, in each case as reflected on the Borrower’s financial statements in accordance with GAAP as of the end of each fiscal quarter (the determination date), less performance bond amounts and escrow account amounts securing decommissioning obligations as of the determination date, to (ii) EBITDA for the four fiscal quarters ending with such determination date, to be greater than 3.65 to 1.00.
     1.7 Section 6.18.3 (Minimum Fixed Charge Coverage Ratio) of the Credit Agreement is hereby deleted in its entirety and replaced with a new Section 6.18.3 (Minimum EBITDA to Interest Expense Ratio), as follows:

     6.18.3 Minimum EBITDA to Interest Expense Ratio. The Parent will not permit the ratio, determined on a Pro Forma Basis (the “EBITDA to Interest Expense Ratio”), of (i) EBITDA for the four fiscal quarters ending with each fiscal quarter (the determination date) to (ii) Interest Expense actually paid in cash during the four fiscal quarters ending with such determination date, to be less than 3.00 to 1.00.
Notwithstanding the foregoing provisions of Subsections 6.18.1, 6.18.2 and 6.18.3, for each of the first three fiscal quarters of the fiscal year ending December 31, 2010, EBITDA and Interest Expense shall be calculated on the basis of EBITDA for the fiscal year to date annualized.
Furthermore, all accounting determinations for purposes of calculating or determining the financial covenants set forth in this Section 6.18 (Financial Covenants) shall be made in accordance with GAAP applied on a basis consistent in all material respects with that used in preparing the audited financial statements of the Parent for the fiscal year ended December 31, 2009 (the “2009 Financials”). If after December 31, 2009, GAAP shall change from the basis used in preparing the 2009 Financials, the Compliance Certificate shall set forth the adjustments to the Parent’s financial statements necessary to demonstrate compliance with the covenants contained herein based on GAAP used for the 2009 Financials.
     1.8 The limitations on new Investments set forth in Section 6.19 (Investments) shall apply only to investments occurring after the date of this Amendment.
     1.9 Schedule 1 (Commitment Amounts of the Lenders) to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto. To the extent that a Lender’s Pro Rata Share as shown on Schedule 1 attached hereto is different from such Lender’s Pro Rata Share under the Credit Agreement as originally executed, such Lender hereby assigns or accepts the interests of other Lenders’ Pro Rata Shares in order to reflect such difference; said assignment(s) shall be without any representation or warranty by the assignor(s) and without recourse to the assignor(s). The parties hereto acknowledge that Bank of Scotland is no longer a party to the Credit Agreement, effective on the date of this Amendment.
     1.10 Schedule 2 (Pricing Schedule) to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2 attached hereto.
     1.11 Schedule 1 to Exhibit A (Compliance Certificate) is hereby deleted in its entirety and replaced with Schedule 1 to Exhibit A attached hereto.
     1.11 Except as specifically amended hereby, all of the remaining terms and conditions of the Credit Agreement remain in full force and effect.

ARTICLE 2
CONDITIONS PRECEDENT
     2.1 This First Amendment shall be effective upon the Agent’s receipt of the following, in form and substance satisfactory to the Agent:
     (i) First Amendment. This Agreement, executed and delivered by the Agent, the Parent, the Borrower and the Lenders.
     (ii) Notes. Replacement Revolving Loan Notes executed by the Borrower evidencing their respective Revolving Loan Commitments.
     (iii) Collateral Documents. Acknowledgments or amendments of all of the existing Collateral Documents reflecting the execution and delivery of this Amendment.
     (iv) Legal Opinion. Legal opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., Louisiana counsel to the Parent, Borrower and its Subsidiaries, in the form and substance satisfactory to the Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.
     (v) Entity Documents. Copies of the certificate of incorporation and bylaws and articles of organization (or certificate of formation) and operating agreement (or limited liability company agreement) of any Domestic Subsidiaries created after the date of the Credit Agreement, and copies of any amendments to certificates of incorporation, bylaws, articles of organization (or certificates of formation) or operating agreements executed since the date of the Credit Agreement, each certified by the Secretary or Assistant Secretary of said Domestic Subsidiary.
     (vi) Closing Certificates. Closing certificates by the Secretary or Assistant Secretary of the Parent, Borrower and the authorized person for each Subsidiary, of its Board of Directors’ resolutions or consent of members or partners, and of resolutions or actions of any other body authorizing the execution of the Amendment, including an incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title of the Authorized Officers and any other officers of the Borrower authorized to sign the Amendment, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.
     (vii) Other Documents. Such other documents as any Lender or its counsel may have reasonably requested.
     (viii) Fees. Payment of certain amendment fees and structuring fees as set forth in separate agreements with the Borrower.
     (ix) No Default. Absence of any Default or Event of Default under the Credit Agreement.

     (x) No Material Change. Absence of any Material Adverse Effect relating to the Parent, Borrower and Borrower’s Subsidiaries occurring since March 31, 2010.
ARTICLE 3
MISCELLANEOUS
     3.1 The Parent and Borrower reaffirm to the Agent and Lenders that the representations and warranties contained in Article V of the Credit Agreement were true and correct when made, and are repeated at and as of the date hereof and are true and correct in all material respects at and as of the date hereof, except as such representations and warranties relate to matters that are permitted by the Credit Agreement to be true only as of the Closing Date.
     3.2 This Amendment is a contract, and the replacement Notes will be contracts, made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.
     3.3 This Amendment constitutes a Loan Document (as that term is defined in the Credit Agreement).
     3.4 This Amendment does not, and the replacement Notes will not, constitute a novation of the Credit Agreement or the Obligations represented by the Credit Agreement, the Notes and the Collateral Documents.
     3.5 This Amendment may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one in the same instrument.

     IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment as of the date first above written.

BORROWER:	SESI, L.L.C.

	By:	Superior Energy Services, Inc.
Member Manager

		By:	/s/ Robert S. Taylor

			Name:	Robert S. Taylor
			Title:	Chief Financial Officer

PARENT:	SUPERIOR ENERGY SERVICES, INC.

	By:	/s/ Robert S. Taylor

		Name:	Robert S. Taylor
		Title:	Chief Financial Officer

AGENT, CO-LEAD ARRANGER AND LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Donna J. Richardson

		Name:	Donna J. Richardson
		Title:	Vice President

CO-LEAD ARRANGER AND LENDER:	WELLS FARGO BANK, N.A.

By:

Name:
Title:

CO-DOCUMENTATION AGENT AND LENDER:	WHITNEY NATIONAL BANK

By:

Name:
Title:

CO-DOCUMENTATION AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

CO-DOCUMENTATION AGENT AND LENDER:	COMERICA BANK, NA

By:

Name:
Title:

CO-DOCUMENTATION AGENT AND LENDER:	BANK OF AMERICA, N.A.

By:

Name:
Title:

CO-DOCUMENTATION AGENT AND LENDER:	BNP PARIBAS

By:

Name:
Title:
By:

Name:
Title:

LENDER:	NATIXIS

By:

Name:
Title:

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

By:

Name:
Title:

LENDER:	HSBC BANK USA, N.A.

By:

Name:
Title:

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